As filed with the Securities and Exchange Commission on November 25, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

O2MICRO INTERNATIONAL LIMITED
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification Number)

Grand Pavilion Commercial Centre, West Bay Road
P.O. Box 32331, SMB, George Town
Grand Cayman, Cayman Islands
(Address of Principal Executive Offices)(ZIP Code)

O2Micro International Limited 1999 Stock Incentive Plan
(Full Title of Plans)

Sterling Du
Chief Executive Officer
O2Micro International Limited
c/o O2Micro, Inc.
3118 Patrick Henry Drive
Santa Clara, California 95054
(408) 987-5920
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Justin Bastian, Esq.
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304-1018
(650) 813-5600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares, $0.001 par value	1,500,000	$11.76	$17,640,000	$1,622.88

(1)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price has been based on (i) registration hereunder of an aggregate of 1,500,000 shares and (ii) the average of high and low sales prices, $12.15 and $11.37, respectively, of O2Micro International Limited’s Ordinary Shares reported on the NASDAQ National Market System on November 20, 2002.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by O2Micro International Limited (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

a.    The contents of the Registrant’s Registration Statement on Form S-8, Commission File No. 333-12672, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the incorporation set forth herein.

b.    The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2001, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Registrant’s latest fiscal year.

c.    The description of the Registrant’s Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on August 16, 2000, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

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Item 8.    Exhibits.

5.1	Opinion of Maples and Calder

23.1	Consent of Maples and Calder (contained in Exhibit 5.1)

23.2	Consent of T N Soong & Co

23.3	Consent of Everlex Law Offices

23.4	Consent of Morrison & Foerster LLP

24.1	Power of Attorney

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, O2Micro International Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on November 22, 2002.

O2MICRO INTERNATIONAL LIMITED

By:	/s/ STERLING DU
Sterling Du
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Sterling Du as his or her true and lawful attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ STERLING DU Sterling Du	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 22, 2002

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/S/ PERRY KUO Perry Kuo	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 30, 2002

/S/ JAMES KEIM James Keim	Director	October 29, 2002

/S/ MICHAEL AUSTIN Michael Austin	Director	October 29, 2002

/S/ SHOJI AKUTSU Shoji Akutsu	Director	November 5, 2002

/S/ KEISUKE YAWATA Keisuke Yawata	Director	October 30, 2002

/S/ GEOK LING GOH Geok Ling Goh	Director	October 30, 2002

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Maples and Calder

23.1	Consent of Maples and Calder (contained in Exhibit 5.1)

23.2	Consent of T N Soong & Co

23.3	Consent of Everlex Law Offices

23.4	Consent of Morrison & Foerster LLP

24.1	Power of Attorney